COVANCE WAY

                                  COVANCE INC.

                           VARIABLE COMPENSATION PLAN

1. PURPOSE. The purpose of the Covance Inc. Variable Compensation Plan (as amended, modified or supplemented, from time to time, the "Plan") is to reward participating employees of Covance Inc. ("Covance") and its subsidiaries (collectively, the "Company") for the attainment of superior performance. The Plan does not constitute an amendment, supplement or modification of any individual employment agreement between the Company and an employee or to that certain Asset Purchase Agreement dated as of March 15, 1996 among Covance and the parties specified therein with respect to the earning or payment of variable or bonus compensation.

2. ELIGIBILITY. Variable compensation awards under the Plan may be made to individuals who are full-time employees of the Company (including executives or managers of the Company) PROVIDED, that (1) the employee is employed with the Company on or before October 1 of the performance year in question, except as specified below, and (2) the employee is employed by the Company both as of December 31 of the performance year in question and on the date that the variable compensation award for the performance year in question is actually paid, except as specified below; PROVIDED, FURTHER, that (a) with respect to clause (1) above, in the event an individual is employed by the Company (i) on or after October 1 for the performance year in question but otherwise satisfies the eligibility or performance requirements of the Plan, then (x) in the case of individuals who are Corporate Vice Presidents of the Company or higher elected officer positions, the Committee may approve a variable compensation award for such individual based on the chief executive officer's ("CEO") recommendation or
(y) in the case of all other employees of the Company the CEO may approve a variable compensation award for such individual or (ii) after January 1 of the performance year in question but before October 1 of such year and otherwise satisfies the eligibility or performance requirements

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of the Plan, then such employee's variable compensation award, if any, shall be prorated based on the actual service provided by the employee for the performance year in question based either on time worked or base pay earned and
(b) with respect to clause (2) above, in the event any employee who leaves the Company during the performance year in question or prior to the date the variable compensation award for such performance year is paid, in each case as a result of death, disability or retirement with the consent of Covance, any such award or payment shall be prorated based on actual service provided by the employee for the performance year in question based on time worked or base pay earned in the performance year in question. In all cases any variable compensation awards under the Plan will be based on actual service provided by the employee for the performance year in question based on time worked or base pay earned in the performance year in question. Employees of the Company who participate in other compensation plans of the Company, the terms of which directly or indirectly exclude participation in or benefit from the Plan, shall not be eligible for awards under the Plan. The term "subsidiary" means any corporation in an unbroken chain descending from the parent company, where each corporation, other than the last in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION/DISPUTES. The Compensation and Organization Committee of the Covance Board of Directors (the "Committee"), or a subcommittee of such committee, consisting of at least two members who qualify as outside directors under applicable Internal Revenue Code and Securities and Exchange Commission (the "SEC") rules, codes and regulations, shall manage and administer the Plan. No member of the Committee shall be eligible for awards under the Plan. The Committee may adopt policies, rules and regulations that it deems necessary for governing, managing or administering the Plan. It may take action either by a majority vote of its members in attendance provided there is a quorum, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or

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omission in their capacities as such members, except for bad faith, gross negligence or intentional misconduct or inaction. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Plan shall be finally determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Plan and any interpretation by the Committee of the terms of this Plan, shall be final, binding and conclusive on all persons affected thereby.

4. PERFORMANCE YEAR. Each consecutive twelve month period from January 1 through December 31 shall be treated as a separate performance year for the purpose of the Plan.

5. COVANCE BONUS POOL/FINANCIAL TARGETS. The Committee shall approve at the beginning of each performance year in question, or as soon as practicable thereafter, but in no event later than the date that is 90 days after the beginning of such performance year, financial target(s) for the Company, such as pre-tax/pre-bonus income, and the related minimum and maximum aggregate amount of money available for variable compensation under the Plan and the target aggregate variable compensation awards in each case based on such financial target or targets (the "Bonus Pool"). The Bonus Pool shall be allocated among Covance's corporate group (such group, other than the CEO and executive management (including the Corporate Senior Vice Presidents), being, "Covance Corporate"), various divisions, Business Units, Operating Groups and Investment Units (as defined in Paragraph 7), if any, and the CEO and executive management (including the Corporate Senior Vice Presidents) as specified in Paragraph 8.

6. FINANCIAL TARGETS. (a) EXECUTIVE/BUSINESS UNITS/OPERATING GROUPS/FINANCIAL TARGETS. Within the time limit specified in Paragraph 5, the CEO shall approve the financial targets to be achieved during the performance year for each Business Unit or Operating Group of the Company (including the Investment Units, as defined in

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Paragraph 7). Examples of such financial targets include, revenue, pre-bonus operating margin, pre-tax income, earnings per share and backlog. Such financial target(s) may be applicable to all of the Company or only to the Business Unit or Operating Group or Investment Unit.

    (b) INDIVIDUALS. (i) OBJECTIVES. Within the time period specified in Paragraph 5, the Committee shall approve the objectives for the performance year in question of the CEO and the CEO shall approve the objectives of his direct reports, including the Corporate Senior Vice Presidents. In the case of the CEO and his executive management team, including the Corporate Senior Vice Presidents, such objectives shall be based on a variety of criteria, including financial performance, such as operating margin, pre-tax, pre-bonus operating margin, revenue or earnings per share and other criteria which are of the category type (as opposed to the actual objectives) determined by the CEO.

    The Committee shall also review and approve by category employees who shall be subject to individual performance objectives for the performance year in question. Such objectives shall be in form and substance acceptable to such employee's supervisor or senior management, as applicable, and completed within the time period specified in Paragraph 5. The Committee shall also designate employees by category who shall not be required to provide such objectives.

    (ii) VARIABLE COMPENSATION TARGETS. The Committee will establish a variable compensation target for each level of participating employee by category of position reflected as a percentage of an employee's base pay earned during the performance year in question (the "Employee Bonus Percentage", and the product of an employee's base pay earned during the performance year and the applicable Employee Bonus Percentage is, the "Employee Bonus Target Amount").

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    (iii) PERFORMANCE RATINGS. The Committee shall establish performance assessment categories for both employees with and without objectives and the impact, in each case, of such performance assessment on such individuals' variable compensation award, if any, under the Plan.

7. INVESTMENT UNITS. The CEO may designate any new Business Unit as an "Investment Unit", and for any such Investment Unit, the CEO shall approve within the time period specified in Paragraph 5 target(s) (financial or otherwise) for such entity for the performance year in question and the amount of variable compensation each such Investment Unit would be eligible for in the aggregate if its applicable financial target(s) is achieved for the performance year in question. Such financial target(s) may be different than the targets set for the Business Units or Operating Groups for the performance year in question.

8. COMPUTATIONS. (a) MEASUREMENT. The Committee shall certify in writing before the payment of any variable compensation under the Plan the satisfaction of the financial target, or portion thereof (in each case after giving effect to the adjustments specified in Paragraphs 8(a)(1) and (2)), the amount of the Actual Bonus Pool (as hereinafter defined) for the applicable performance year and whether the objectives of Covance's CEO have been satisfied for the performance year in question (after giving effect to the adjustments specified in Paragraphs 8(a)(1) and (2), as applicable). Further, Covance's CEO shall assess the performance of the Business Units and Operating Groups and Investment Units, if any, and his executive management, including the Corporate Senior Vice Presidents, compared to their applicable financial targets or objectives (in each case after giving effect to the adjustments specified in Paragraphs 8(a)(1) and (2), as applicable), for the performance year in question, and shall, at the Committee's request, review such assessments with the Committee. Approved minutes of the Committee shall satisfy the foregoing requirement. "Actual Bonus Pool" means the amount of the actual Bonus Pool

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for the performance year in question after giving effect to the adjustments specified in Paragraphs 8(a)(1) and (2), as applicable.

      (1) REQUIRED ADJUSTMENTS. The Bonus Pool and the related financial target(s) shall be adjusted as of the end of the performance year in question to give effect to the adjustment factors approved by the Committee in conjunction with the establishment of the Bonus Pool and financial target(s) pursuant to Paragraph 5.

      (2) DISCRETIONARY ADJUSTMENTS. In addition to the required adjustments specified in Paragraph 8(a)(1), the CEO or the Committee, as applicable, may in calculating the amount of the Bonus Pool as of the end of the performance year in question and assessing whether the financial targets (including for the Investment Units, if any) and objectives, in each case, have been satisfied, in whole or in part, as applicable, or exceeded on a basis consistent with circumstances existing when the Bonus Pool, such financial targets and objectives, in each case, were established include or exclude, as applicable, the effect on the Bonus Pool, the financial targets (including for the Investment Units, if any) and objectives arising from any acquisition of the stock or assets of any other person or entity, the divestiture of all or any of the Company's businesses, restructurings, strategic expenditures by Covance identified to the Covance Board of Directors as such, force majeure events, material litigation, or any other unexpected or unforeseen extraordinary event or occurrence during the performance year; PROVIDED, HOWEVER, that with respect to Company employees who meet the definition of "covered employee" under Section 162(m) of the Internal Revenue Code, as amended from time to time and the regulations thereunder the Committee shall not increase the amount of compensation payable to such employee that would otherwise be paid based upon attainment of the objectives in question.

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    (b) BONUS POOL ALLOCATIONS - CEO DISCRETIONARY AWARDS. The CEO shall have the discretion and authority to allocate up to $500,000 of the Actual Bonus Pool (such amount, as it may be increased by the Committee in its discretion for any performance year based on the CEO's recommendation, being the "Discretionary Bonus") to any individual who is not a Corporate Vice President or higher or to any of the Business Units (including the Investment Units, if any) or Operating Groups based on his sole and absolute judgment that such individual or entity has made a significant contribution to the Company's success or for some other important business reason. Such Discretionary Bonus shall not be paid until the CEO has advised the Committee of his rationale for such awards.

    (c) BONUS POOL ALLOCATIONS - INVESTMENT UNITS. The CEO shall review the Investment Units' financial results after the completion of the performance year in question. The CEO may, but shall not be obligated to, score such performance consistent with the methods described in Paragraph 8(f). In the event that such Investment Units either do better or worse than the financial target specified for such Investment Unit, then the CEO shall determine and approve the amount from the Actual Bonus Pool, if any, that should be allocated to each such Investment Unit, if any.

    (d) BONUS POOL ALLOCATIONS - COVANCE CORPORATE. Covance Corporate shall be allocated a portion of the Actual Bonus Pool equal to the product of (1) a fraction, (x) the numerator of which is the Actual Bonus Pool and (y) the denominator of which is the 1x Bonus Pool (as hereinafter defined) and (2) the 1x Corporate Bonus Amount (as hereinafter defined). "1x Bonus Pool" means the sum of the Employee Bonus Target Amounts for employees of the Company who are on the Company's payroll as of the end of the performance year in question.

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      "1x Corporate Bonus Pool" means the sum of the Employee Bonus Target
Amounts for employees of Covance Corporate who are on the Company's payroll as of the end of the performance year in question.

    (e) BONUS POOL ALLOCATIONS - CEO AND EXECUTIVE MANAGEMENT. Part I of Appendix 1 sets forth the components of the variable compensation awards under the Plan for any given performance year for the CEO and executive management (including the Corporate Senior Vice Presidents). Part II of Appendix 1 sets forth the method for computing such awards based on actual Company financial performance.

    (f) BONUS POOL ALLOCATIONS - BUSINESS UNITS/OPERATING GROUPS. The amount of the Actual Bonus Pool that shall be available for allocation to the Business Units and Operating Groups for a given performance year shall be the difference between (1) the Actual Bonus Pool for such performance year and (2) the sum of the variable compensation awards determined pursuant to Paragraphs 7(b) - (e) above (the foregoing sum being, the "Bonus Deductions"). Appendix 2 sets forth the methodology for scoring a Business Unit's or Operating Group's performance against its financial target(s) for the performance year in question. Appendix 3 sets forth the methodology for determining a Business Unit's or Operating Group's allocable share of the Actual Bonus Pool (after giving effect to the Bonus Deductions) for the performance year in question (such variable compensation amount being for each such Business Unit or Operating Group, a "Business Unit Actual Bonus Pool").

    (g) BONUS POOL ALLOCATIONS - INDIVIDUALS. Except in the case of the CEO and the members of executive management (including Corporate Senior Vice Presidents), actual variable compensation awards under the Plan to all employees of the Company (including Covance Corporate) shall be determined by considering the Company's Business Units', Operating Groups' and/or Investment Units', as applicable, actual performance compared to the financial target for the year in question (as adjusted

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pursuant to Paragraph 8(a)(1) and (2), as applicable), bonus payout percentage represented by such results, their Employee Bonus Target Amounts, their bonus payout percentages determined in accordance with such employees' performance ratings and such other factors as may be appropriate; PROVIDED, HOWEVER, that with respect to employees who are not Corporate Vice Presidents of the Company or higher, the CEO shall have the authority to adjust, after consultation with appropriate members of management, any individual's variable compensation award under the Plan; PROVIDED, FURTHER, HOWEVER, that in no event shall the aggregate amount of the variable compensation payments to a Business Unit, Operating Group or Investment Unit for a given performance year exceed such entity's Business Unit Actual Bonus Pool or the bonus pool for such Investment Unit (except for any CEO discretionary awards pursuant to Paragraph 8(b)), nor shall the aggregate of the variable compensation awards to all employees under the Plan for a given performance year exceed the Actual Bonus Pool for the performance year in question (except with respect to any CEO discretionary awards pursuant to Paragraph 8(b)).

    (h) PRORATIONS. In furtherance of the second proviso of Paragraph 8(g), the computation of any individual variable compensation award to any employee under this Plan (including the CEO and executive management) shall be prorated for the aggregate effect of individual performance assessments that, without giving effect to such proration, would result in variable compensation awards that would otherwise exceed the amount of the Actual Bonus Pool for the performance year in question.

9. MAXIMUM VARIABLE COMPENSATION AWARD PAYOUT. In no event shall any individual receive more than 200 percent of such individual's variable compensation target.

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10. PAYMENT OF AWARDS. Variable compensation awards earned under the terms of the Plan in excess of specified base levels may at the discretion of the Committee, after consultation with Covance's management, be paid in cash, or in stock options through the Employee Equity Participation Plan, or both. Payment will be made as soon as practicable after the performance year in question, but no later than each March 15 following the close of the applicable performance year. Individuals may elect to defer payment of the variable compensation awards in the event the Company has established a deferred compensation plan for employees on the terms and conditions of such deferred compensation plan.

11. GOVERNING LAW; BINDING EFFECT. This plan shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the conflict of law provisions thereof) and all questions concerning the validity and construction thereof shall be governed in accordance with the laws of said state; PROVIDED, HOWEVER, that all matters of corporate governance and other corporate matters concerning Delaware corporations shall be governed by the Delaware General Corporation Law. Except as otherwise expressly provided herein, this Plan shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

12. TERMINATION OF EMPLOYMENT. Participation in the Plan does not create a contract of employment, nor grant any employee of the Company the right to be retained in the service of, or otherwise employed by, the Company. Individuals will not receive a variable compensation award under this Plan for the performance year in which their employment terminates for any reason or no reason or if they are terminated for any reason or no reason prior to the date the variable compensation is actually paid for the

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performance year in question, except as otherwise provided in Paragraph 2 hereof. Without limiting the foregoing or Paragraph 2 hereof, any individual whose employment is terminated for wrongdoing, including, but not limited to, a violation of the Company's Business Integrity Program, including the Code of Conduct, will forfeit all rights to payment under this Plan.

13. EFFECTIVE DATE. The Plan will take effect as of January 1, 2000 and supersedes in its entirety the Covance Way Covance Inc. Variable Compensation Plan approved on February 25, 1999 (and effective January 1, 1999), the Covance Way Covance Inc. Variable Compensation Plan, as amended, effective January 1, 1998, the Covance Inc. Variable Compensation Plan, as amended, and effective January 1, 1997, the Covance Inc. General Employee Variable Compensation Plan, as amended, and effective January 1, 1997 and the Covance Biotechnology Services Inc. Variable Compensation Plan, as amended, and effective January 1, 1997.

14. AMENDMENT, SUSPENSION, OR TERMINATION. The Board or Committee may, at any time, suspend, terminate, waive or amend the Plan (or provisions hereof, as applicable), in such respects as the Board or Committee deems to be in the best interest of the Company. No amendment will adversely affect any right of any grantee, or his successors in interest, to keep any variable compensation award actually made hereunder before the effective date of the amendment. Plan deferrals, if any, in effect at the Plan's termination remain in effect according to their original terms.

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                                   APPENDIX 1

                    COMPONENTS, ADJUSTMENTS AND COMPUTATIONS

                             OF EXECUTIVE MANAGEMENT

                          VARIABLE COMPENSATION AWARDS

Part I.  COMPONENTS

         A.   CEO

              The CEO's variable compensation award is based on his individual performance rating (which is based in part on the satisfaction of objectives) and the satisfaction of targeted Covance financial metrics for the applicable performance year such as EPS or pre-tax and pre-bonus income, as approved by the Committee.

         B.   GLC STAFF EXECUTIVES

         o 50% of variable compensation award is based on executive's performance rating (which is based in part on satisfaction of specified individual objectives).

         o 50% of variable compensation awards is based on satisfaction of targeted Covance financial targets as specified for the applicable performance year such as EPS or pre-tax and pre-bonus income.

         C.   GLC OPERATIONS EXECUTIVES

         o 25% of the variable compensation award is based on executive's performance rating (which is based in part on satisfaction of specified individual objectives).

         o 25% of the variable compensation awarded is based on executive's Business Unit's satisfaction of his Business Unit financial target for the performance year in question such as pre-tax and pre-bonus income or pre-bonus operating margin.

         o 50% of the variable compensation award is based on satisfaction of targeted Covance financial targets as specified for the applicable performance year such as EPS or pre-tax and pre-bonus income.

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                               APPENDIX 1 (CONT'D)

Part II.  METHODOLOGY

          A.   CEO

          The CEO shall be awarded a variable compensation amount under the Plan equal to the product of (x) such executive's Employee Bonus Target Amount, (y) such executive's bonus payout percentage, determined in accordance with such executive's performance rating for the performance year in question and (z) a fraction (i) the numerator of which is the Actual Bonus Pool earned for the performance year in question and (ii) the denominator of which is the 1x Bonus Pool, as adjusted, for the performance year in question.

          B.   GLC OPERATIONS EXECUTIVES

          GLC Operations Executives shall be awarded a variable compensation amount under the Plan equal to the sum of (1) an amount equal to the product of (w) .5 and (x) executive's Employee Bonus Target Amount and
          (y) a fraction (i) the numerator of which is the actual Bonus Pool earned for the performance year in question and (ii) the denominator of which is the 1x Bonus Pool, as adjusted, for the performance year in question, (2) an amount equal to the product of (w) .25 and (x) executive's Employee Bonus Target Amount and (y) a fraction (i) the numerator of which is the Business Unit's Actual Bonus Pool earned for the executive's Operating Group or Business Unit, as applicable, for the performance year in question and (ii) the denominator of which is the 1x Bonus Pool, as adjusted, for such Operating Group or Business Unit and (3) an amount equal to the product of (w) .25 and (x) such executive's Employee Bonus Target Amount and (y) such executive's bonus payout percentage, determined in accordance with such executive's performance rating for the performance year in question.

          C.   GLC STAFF

          GLC Staff Executives shall be awarded a variable compensation amount under the Plan equal to the sum of (1) an amount equal to the product of (w).5 and (x) such executive's Employee Bonus Target Amount and (y) such executive's bonus payout percentage, determined in accordance with such executive's performance rating for the performance year in question and (2) an amount equal to the product of (x) .5 and (y) such executive's Employee Bonus Target Amount and (z) a fraction (i) the numerator of which is the Actual Bonus Pool earned for the performance year in question and (ii) the denominator of which is the 1x Bonus Pool, as adjusted, for the performance year in question.

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                                   APPENDIX 2

                               BONUS POOL SCORING
                                   METHODOLOGY

      METHODOLOGY: The CEO shall review and determine a Business Unit's or Operating Group's (or Investment Unit's, as applicable) performance against its financial targets after the completion of the performance year in question as specified below:

                        FINANCIAL PERFORMANCE POINT RANGE

                              Minimum           Target          Maximum
                             Financial        Financial        Financial
                            Performance      Performance      Performance
                            -----------      -----------      -----------

      CATEGORY

      Pre-Bonus                       -----------------------
      Operating Margin(1)        70              100              120    Points

------------------------
(1) A Business Unit or Operating Group scores the maximum of 120 points if it achieves 110% of its pre-bonus operating margin target (such entity gets 2 additional points for each 1% over its pre-bonus operating margin target), and a minimum of 70 points by achieving 70% or less of its pre-bonus-operating margin target (i.e., such entity loses 1 point for each 1% deficiency to its pre-bonus operating margin target).

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                                   APPENDIX 3

              INDIVIDUAL EMPLOYEE PAYOUT METHODOLOGY

METHODOLOGY

Any employee of the Company, except as specified in Paragraph 8(g) of the Plan, will be paid a variable compensation amount under the Plan equal to the product
(1) a fraction, (a) the numerator of which is the Employee Theoretical Bonus Amount (as hereinafter defined) and (b) the denominator of which is the sum of the Business Unit's or Operating Group's Employee Theoretical Bonus Amounts and
(2) the Business Unit Actual Bonus Pool.

"EMPLOYEE THEORETICAL BONUS AMOUNT" means the product of the Employee Bonus Target Amount and the individual's bonus payout percentage, determined in accordance with the individual's performance rating as specified under the Plan.

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